UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008 (December 16, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Annual Meeting of Stockholders

On December 16, 2008, an Annual Meeting of Stockholders of Xfone, Inc. (the "Registrant" or "Company") was held at the offices of Gersten Savage LLP in New York, New York. The following items were approved by the Company’s stockholders at the Annual Meeting:

(i) The re-election of the following three Class A directors, each such director to serve until the 2011 Annual Meeting of the Company’s Stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death:

Director
Abraham Keinan
Guy Nissenson
Shemer Shimon Schwarz

(ii) The appointment of Stark, Winter, Schenkein & Co., LLP as the Company’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2008, and the first three quarters of the fiscal year ending December 31, 2009;

(iii) The approval and authorization of the issuance of an aggregate of 321,452 warrants to purchase shares of the Company’s common stock to Wade Spooner, former President and Chief Executive Officer of Xfone USA, Inc., pursuant to the terms of a certain Separation Agreement and Release dated August 15, 2008 between Mr. Spooner, Xfone USA, Inc. and the Company, as well as the issuance of the aggregate 321,452 shares of the Company’s common stock upon exercise of such common stock purchase warrants; and

(iv) The approval and authorization of the issuance of an aggregate of 160,727 warrants to purchase shares of the Company’s common stock to Ted Parsons, former Executive Vice President and Chief Marketing Officer of Xfone USA, Inc., pursuant to the terms of a certain Separation Agreement and Release dated August 15, 2008 between Mr. Parsons, Xfone USA, Inc. and the Company, as well as the issuance of the aggregate 160,727 shares of the Company’s common stock upon exercise of such common stock purchase warrants.

The definitive Proxy Statement was filed on November 10, 2008 with the U.S. Securities and Exchange Commission (File No. 001-32521) and can be viewed at:  www.sec.gov

Item 9.01.  Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: December 16, 2008	By:	/s/ Guy Nissenson
Guy Nissenson
President and Chief Executive Officer